Exhibit 10.1

SHARE REPURCHASE AGREEMENT

This Share Repurchase Agreement is entered into effective as of December 20, 2022, by and among Theriva Biologics, Inc. located at 9605 Medical Center Drive, Suite 270, Rockville, Maryland 20850 (the “Corporation”) and [_____________________] with an address at _________________________ (the “Selling Stockholder”).

WHEREAS, Selling Stockholder desires to sell to the Corporation Two Hundred Forty Thousand (240,000) shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Corporation and the Corporation is willing to repurchase the Shares from the Selling Stockholder for the Aggregate Purchase Price (as defined below) upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

REPURCHASE AND PAYMENT

1.1            Repurchase and Sale of Shares. Upon the terms and subject to the conditions set forth in this Agreement and in reliance on the representations, warranties and agreements set forth in this Agreement, at the Closing (defined below), (i) the Selling Stockholder shall sell, transfer and deliver the Shares to the Company, free and clear of all mortgages, liens, pledges, claims, charges, security interests, adverse claims, transfer restrictions or encumbrances of any kind (“Liens”) and (ii) the Corporation shall purchase and acquire the Shares from the Selling Stockholder, in each case in exchange for the payment by the Company, pursuant to paragraph (b) below, of an amount equal to the product of the Purchase Price and Two Hundred and Forty Thousand (240,000) which is the number of Shares being sold by the Selling Stockholder hereunder (the product, the “Aggregate Purchase Price”) to such Selling Stockholder on the Closing Date (defined below).  The Selling Stockholder hereby acknowledges and agrees that receipt of the Aggregate Purchase Price shall constitute complete satisfaction of all obligations or any other sums due to such Selling Stockholder with respect to repurchase of the Shares.

1.2            Payment for Shares. The purchase price (the “Purchase Price”) for each share of Common Stock sold by the Selling Stockholder shall be the closing price of the Common Stock on the day prior to the Closing (as such term is defined below) . Effective upon his receipt of the Aggregate Purchase Price, the Stockholder hereby irrevocably appoints any officer, employee, or agent of the Corporation as his attorney to cancel or transfer the Shares on the books of the Corporation with the full power of substitution.

1.3            Closing. The closing of the transaction contemplated hereby (the “Closing”) shall take place at such place and on such date and time as may be mutually agreed to by the Selling Stockholder and the Corporation after satisfaction or waiver of all conditions set forth below (the “Closing Date”).  At the Closing:

(i)             The Corporation shall deliver to the Selling Stockholder the Aggregate Purchase Price by wire transfer of immediately available federal funds to an account designated by such Selling Stockholder.

(ii)            The Selling Stockholder shall (i) deliver to the Corporation an executed receipt for the Aggregate Purchase Price; (ii) cause the Shares to be transferred to the Company’s account at the transfer agent for the Corporation; and (iii) furnish any other documents reasonably requested by the Company’s transfer agent in order to effect the transaction contemplated hereby. From and after the Closing, the Selling Stockholder shall have no further right or title to or interest in the Shares or any dividends, distributions, equity interests or other rights in respect thereof.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Representations and Warranties of the Selling Stockholder

The Selling Stockholder represents and warrants to the Corporation as follows:

2.1            Power and Authority. The Selling Stockholder has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

2.2            Validity and Enforceability. This Agreement and all other instruments or documents executed by the Selling Stockholder in connection herewith have been duly executed by the Selling Stockholder, and constitute legal, valid, and binding obligations of the Selling Stockholder, enforceable in accordance with their respective terms.

2.3            No Encumbrances. The Selling Stockholder is the owner of the record of all right, title, and interest (legal and beneficial), free and clear of all liens, in and to the Shares. Upon the Closing, the Corporation will acquire good, valid and marketable title to such Shares, free and clear of all liens, encumbrances, equities, claims, liabilities, or obligations, whether absolute, accrued, contingent or otherwise, will be transferred to the Corporation.

2.4            Sophistication of Selling Stockholder. The Selling Stockholder (either alone or together with its advisors) has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the transaction contemplated by this Agreement. The Selling Stockholder has had the opportunity to ask questions and receive answers concerning the terms and conditions of such transaction as he has requested. The Selling Stockholder has received all information that he believes is necessary or appropriate in connection with the transaction contemplated by this Agreement. The Selling Stockholder acknowledges that he has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Corporation, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of the Selling Stockholder in this Agreement.

2.5            Litigation. There is no action, suit, proceeding, claim, arbitration, litigation or investigation, at law or in equity (collectively, an “Action”), pending or, to the knowledge of such Selling Stockholder, threatened in writing against such Selling Stockholder which, if adversely determined, would prevent the consummation of the transaction contemplated by this Agreement. There is no Action by the Selling Stockholder pending or threatened against any other person relating to the Shares owned by such Selling Stockholder.

2.6            No Conflicts. Neither the execution, delivery or performance by the Selling Stockholder of this Agreement, nor the consummation of the transaction contemplated hereby by such Selling Stockholder will conflict with, result in the breach of, constitute a default under or accelerate the performance required by the terms of: (i) any judgment, order writ, decree, permit or license of any court or government, governmental or regulatory agency to which such Selling Stockholder or his assets may be subject; (ii) any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, writ, decree, permit, license or other requirement or rule; (iii) any other contract, agreement, commitment or instrument to which such Selling Stockholder is a party or by which any of his assets are bound; or (iv) constitute an event which, with or without due notice, the passage of time or action by a third party, would result in any of the foregoing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to the Stockholder as follows:

3.1            Power and Authority. The Corporation has the power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby.

3.2            Organization and Qualification. The Corporation is incorporated, duly organized, validly existing and in good standing under the laws of the State of Nevada.

3.3            Validity and Enforceability. This Agreement and all other instruments or documents executed by the Corporation in connection herewith have been duly executed by the Corporation, and constitute legal, valid, and binding obligations of the Corporation, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and general principles of equity (whether considered in an action at law or in equity). The terms of this Agreement and the underlying transaction comply with all applicable laws of the United States of America and of any applicable state thereof and no consent, approval, order or authorization of, or registration, qualifications, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Corporation is required in connection with the consummation of the repurchase of shares contemplated by this Agreement.

ARTICLE IV

CONDITIONS TO CLOSING

4.1            The obligations of the Corporation to consummate the transaction contemplated by this Agreement at the Closing are subject to each of the following conditions:

(i)              Representations and Warranties. The representations and warranties of the Selling Stockholder contained in this Agreement shall be true and accurate as of the Closing Date.

(ii)             Covenants and Agreements. Selling Stockholder must have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Selling Stockholder on or before the Closing.

(iii)            Legal Proceedings. No order of any nature issued by a court of competent jurisdiction restraining, prohibiting or affecting the consummation of the transaction contemplated by this Agreement (a “Court Order”) shall be in effect, and no claim, suit, action, investigation, inquiry or other proceedings by any Governmental Authority or other person (a “Governmental Proceeding”) shall be pending or threatened which questions the validity or legality of the transaction contemplated by this Agreement or prohibits the consummation of the Closing.

4.2            Conditions to Obligation of the Selling Stockholder. The obligations of the Selling Stockholder to consummate the transaction contemplated by this Agreement at the Closing are subject to each of the following conditions:

(i)              Representations and Warranties. The representations and warranties of the Corporation contained in this Agreement shall be true and accurate as of the Closing Date.

(ii)             Covenants and Agreements. The Corporation must have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Corporation on or before the Closing.

(iii)            Legal Proceedings. No Court Order shall be in effect, and no Governmental Proceeding shall be pending or threatened which questions the validity or legality of the transaction contemplated by this Agreement or prohibits the consummation of the Closing.

ARTICLE V

MISCELLANEOUS

5.1            Notices. Any notice or communication required or permitted under this Agreement shall be sufficiently given if delivered in person or by certified mail, return receipt requested, to the addresses listed above, or to such other address as one party may have furnished to the other in writing. The notice shall be deemed received when delivered or signed for, or on the third day after mailing if not signed for.

5.2            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

5.3            Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter of this Agreement, and there are no other promises or conditions in any other agreement whether oral or written. This Agreement supersedes any prior written or oral agreements between the parties.

5.4            Amendment. This Agreement may be modified or amended if the amendment is made in writing and signed by both parties.

5.5            Severability. If any provision of this Agreement shall be held to be invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable. If a court finds that any provision of this Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

5.6            Governing Law; Exclusive Jurisdiction.

(i)             This Agreement and the relationship of the parties hereto shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

(ii)             Each of the parties hereto agrees that any suit, action, or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement shall be brought solely in any state or federal court sitting in the State of Delaware. Each of the parties hereto consents to the jurisdiction of such court (and of the appropriate appellate courts therefrom) in any such suit, action, or proceeding and irrevocably agrees not to commence any litigation relating thereto except in such court, and each further waives any objection to the laying of venue of any such litigation in such court and agrees not to plead or claim in such court that such litigation brought therein has been brought in an inconvenient forum. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 5.1. Nothing in this Section 5.6, however, shall affect the right of any Person to serve legal process in any other manner permitted by law.

5.7            Counterparts. This Agreement may be executed in separate counterparts, either of which, when so executed, shall be deemed to be an original and both of which, when taken together, shall constitute but one and the same agreement.

5.8            Survival. The representations, warranties, covenants, and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, notwithstanding any investigation made by either party.

5.9            Further Assurances. Each party shall at any time and from time to time after the date hereof take whatever actions the other party or its affiliates or agents reasonably request to effectuate, record, evidence or perfect its transfer of the Shares to the Corporation pursuant to this Agreement or to otherwise effectuate or consummate any of the transactions contemplated hereby.

THERIVA BIOLOGICS, INC.	STOCKHOLDER:

By:
Name: Steven A. Shallcross
Title: Chief Executive Officer and
Chief Financial Officer

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